UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2018

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into Material Definitive Agreement.

On December 12, 2018, TheMaven, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three accredited investors (the “Investors”), pursuant to which the Company issued to the Investors Senior Secured Subordinated Debentures (the “Debentures”) in the aggregate principal amount of $13,091,527.78, which includes (i) the roll-over of an aggregate of $3,551,527.78 in principal and interest of those 10% OID Senior Secured Convertible Debentures issued to two of the Investors in October 2018, and (ii) a placement fee of $540,000 for the Company’s placement agent in the offering. After taking into account legal fees and expenses of the Investors, the Company received net proceeds of $8,950,000.

The Debentures are due and payable on December 31, 2020 (the “Maturity Date”). Interest accrues on the Debentures at the rate of 12% per annum, payable on the earlier of conversion or the Maturity Date

Subject to the Company receiving shareholder approval to increase its authorized shares of common stock (“Common Stock”), the Debentures are convertible into shares of Common Stock, at the option of the Investor at any time prior to the Maturity Date, at a conversion price of $0.33 per share, subject to adjustment for stock splits, stock dividends and similar transactions, and beneficial ownership blocker provisions. If the Company does not perform certain of its obligations in a timely manner, it must pay liquidated damages to the Investors as set forth in the Debentures.

As long as any portion of the Debentures remain outstanding, unless Investors holding at least 51% in principal amount of the then outstanding Debentures otherwise agree, the Company shall not, among other things enter into, incur, assume or guarantee any indebtedness, except for certain permitted indebtedness, as set forth in the Debentures.

The Company’s obligations under the Debentures are secured by that certain Security Agreement, dated as of October 18, 2018, by and among the Company, Maven Coalition, Inc., HubPages, Inc., SM Acquisition Co., Inc. and each Investor thereto.

Additionally, pursuant to a Registration Rights Agreement (“Registration Rights Agreement”) entered into in connection with the Purchase Agreement, the Company agreed to register the shares issuable upon conversion of the Debentures for resale by the Investors. The Company has committed to file the registration statement by no later than the 30th calendar day following the date the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 with the SEC, but in no event later than May 15, 2019, but after satisfaction of other outstanding registration rights provisions, and to cause the registration statement to become effective by no later than 90 days after the filing date (or, in the event of a full review by the staff of the SEC, 120 days following the filing date). The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested by such Investor pursuant to the Purchase Agreement.

The foregoing is only a brief description of the respective material terms of the Purchase Agreement, the Debentures and the Registration Rights Agreement, and is qualified in its entirety by reference to the Purchase Agreement, the form of Debenture and the Registration Rights Agreement that are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 12, 2018, the Company consummated the merger between Say Media, Inc. (“Say Media”) and the Company’s wholly-owned subsidiary, SM Acquisition Co., Inc. (“SMAC”), in which SMAC merged with and into Say Media with Say Media continuing as the surviving corporation in the merger and as a wholly-owned subsidiary of the Company (the “Merger”), pursuant to the terms of the previously announced an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 12, 2018, as amended, among the Company, Say Media, SMAC and Matt Sanchez, solely in his capacity as Securityholder Representative.

In connection with the consummation of the Merger, the Company paid (i) $6,703,653 to a creditor of Say Media, (ii) a transaction bonus of $250,000 to a designated employee of Say Media, and (iii) a further $55,245.91 to Say Media’s legal counsel for legal fees and expenses, in additional to a previously paid deposit of $450,000, incurred in connection with the Merger. The Company also issued a total of 2,000,000 shares of restricted Common Stock, subject to vesting, to certain key personnel of Say Media who agreed to continue their employment with Say Media. Furthermore, under the terms of the Merger Agreement, the Company is obligated to issue up to 5,500,000 shares of its Common Stock to the former holders of Say Media’s Preferred Stock, upon delivery to the Company of a Letter of Transmittal.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Items 1.01 and 2.01 is incorporated herein by reference to the extent required.

The offer and sale of the Debentures, including the shares of Common Stock underlying the Debentures, and the securities issued or to be issued in connection with the Merger (collectively, the “Securities”), have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Securities have been sold in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

Item 9.01 —	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated December 12, 2018, between TheMaven, Inc. and each Investor

10.2	Form of Debenture

10.3	Registration Rights Agreement, dated December 12, 2018, between TheMaven, Inc. and each Investor

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: December 13, 2018	By:	/s/ Josh Jacobs
Name: Josh Jacobs Title: President